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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
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     14a-6(e)(2))
[ ]  Definitive Proxy Statement
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[ ]  Soliciting Material Under Rule 14a-12

                                 EXEGENICS INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                 eXegenics Inc.
                                2110 Research Row
                               Dallas, Texas 75235

                SECOND SUPPLEMENT TO CONSENT REVOCATION STATEMENT
                                NOVEMBER 26, 2003

Dear Shareholder:

This supplement should be read together with the Consent Revocation Statement by the Board of Directors of eXegenics Inc. in opposition to the solicitation of consents by Bruce Meyers, Melvyn I. Weiss, The M and B Weiss Family Limited Partnership of 1996 and Michael Stone, which was filed with the Securities and Exchange Commission on October 8, 2003 and mailed to the Company's stockholders on or about October 10, 2003, together with the first supplement to the Consent Revocation Statement filed with the Securities and Exchange Commission on November 10, 2003. This supplement corrects an error in the number of securities outstanding, as reflected under the heading "Voting Securities and Record Date" on page 6 of the Consent Revocation Statement.

The revised information is attached hereto as Exhibit A.

We have now received consents dated as early as October 9, 2003. Under Delaware law, a consent solicitation must be completed within 60 days of the date of the earliest dated consent. Accordingly, the solicitation must be completed no later than December 8, 2003. However, because the Meyers Group may have in its possession earlier dated consents, there is no assurance that the solicitation will not end sooner under Delaware law.

Please refer to the Consent Revocation Statement for additional information concerning the matters on which your consent revocation is solicited by the Board of Directors of the Company. Whether or not you have previously returned a blue consent card, please sign, date and return the enclosed WHITE revocation card now to protect your best interests. We appreciate your support, and we are resolved to continue to make every effort to maximize value for all our investors.


Sincerely,


/s/ David E. Riggs
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David E. Riggs
Chief Financial Officer


If you have any questions, please call our proxy solicitor at:

GEORGESON SHAREHOLDER COMMUNICATIONS INC.
17 STATE STREET - 10TH FLOOR
NEW YORK, NEW YORK 10004
CALL TOLL FREE: (800) 964-0733
BANKS & BROKERS CALL: (212) 440-9800


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EXHIBIT A

THE PARAGRAPH UNDER THE HEADING "VOTING SECURITIES AND RECORD DATE" ON PAGE 6 OF THE CONSENT REVOCATION STATEMENT IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS
FOLLOWS:

Pursuant to the request of the Meyers Group and in accordance with the provisions of eXegenics' By-laws, the eXegenics Board has set September 5, 2003 as the record date for the determination of stockholders entitled to express or withhold their consent to the Meyers Group Proposals or to grant revocations of such consents. As of September 5, 2003, there were 15,603,159 shares of eXegenics' Common Stock outstanding (16,214,359 shares issued, less 611,200 held in treasury) and 910,857 shares of eXegenics' Preferred Stock outstanding. Each share is entitled to one vote and only such holders as of the record date are entitled to express or withhold consent to the Meyers Group Proposals or to grant revocations of such consents.